SECURITIES AND EXCHANGE COMMISSION

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ACRES GAMING INCORPORATED

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     THE FOLLOWING IS A PRESS RELEASE ISSUED BY ACRES GAMING INCORPORATED ON JULY 9, 2003.

Acres Gaming Incorporated Announces Filing of Stockholder Lawsuit
Against Merger with IGT

     (Las Vegas, NV – July 9, 2003) – Acres Gaming Incorporated (Nasdaq: AGAM) announced today that a purported class action lawsuit has been filed in Clark County, Nevada District Court against Acres and its directors. The complaint has not yet been served on Acres. The complaint alleges that Acres’ Directors violated their fiduciary duties to Acres stockholders and seeks to void the merger agreement entered into between Acres and IGT. Acres believes that the plaintiff’s claims are without merit.

     Information about Acres

     Acres is a software development company serving the worldwide gaming industry. Acres provides bonusing and cashless gaming products as well as a full suite of integrated casino management systems via its Acres Bonusing™, Acres Cashless, and Acres Advantage™ product lines. Acres’ patented technology enables casino operators to increase patron loyalty by differentiating their properties in an increasingly competitive environment. Acres’ products provide the tools that increase player enjoyment and satisfaction while improving operational efficiency and property profitability. Detailed descriptions of the promotions made available by Acres Bonusing as well as other products offered by Acres, are available at the company’s Web site,

http://www.acresgaming.com. Acres was founded in 1992 and has offices in Las Vegas, Nevada and Corvallis, Oregon.

     Additional Information

     In connection with the merger, Acres will file a proxy statement and other relevant documents with the U.S. Securities and Exchange Commission (the “SEC”). Stockholders are urged to read the proxy statement carefully and in its entirety when it becomes available, together with all other relevant documents filed by Acres with the SEC, because such documents will contain important information. Stockholders will be able to obtain these documents free of charge at the web site maintained by the SEC at www.sec.gov. In addition, stockholders can obtain documents filed by Acres with the SEC free of charge by requesting them in writing from Acres Gaming Incorporated, Investor Relations, 7115 Amigo Street, Suite 150, Las Vegas, Nevada 89119, Phone: (702) 263-7588, Fax: (702) 263-7595.

     Acres and its respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Acres stockholders in connection with the merger. Information about the directors and executive officers of Acres and their ownership of Acres’ shares is set forth in Acres’ proxy statement for its 2002 annual meeting of stockholders. Copies of Acres’ 2002 proxy statement are available at the addresses provided above. Investors may obtain additional information regarding the interests of such participants by reading the proxy statement regarding the merger when it becomes available.

     INVESTORS ARE URGED TO READ THE MERGER PROXY STATEMENT CAREFULLY AND IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE BEFORE MAKING ANY VOTING DECISION.

     All statements in this press release that are not historical facts are “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended and other applicable securities laws. Forward-looking statements relating to the lawsuit involve risks and uncertainties, and various factors could cause actual results to differ materially from those in the forward-looking statements. Factors that could cause actual results to differ from those indicated in the forward-looking statements include, but are not limited to the unpredictability of litigation and other factors detailed from time to time in Acres’ reports filed with the Securities and Exchange Commission, including Acres’ Form 10-K for the year ended June 30, 2002. Actual results may differ materially from the forward-looking statements.